EXHIBIT 4.1


        FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND
                     CERTIFICATE OF DESIGNATION, AS AMENDED


                         FOURTH AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION
                                     OF
                          STERLING COMMERCE, INC.

      Pursuant to the provisions of Section 245 of the Delaware General Corporation Law (the "DGCL"), Sterling Commerce, Inc., a Delaware corporation (the "Company"), does hereby certify as follows:

      1.   The name of the Company is Sterling Commerce, Inc.

      2. The original Certificate of Incorporation of the Company was filed in the office of the Secretary of State of the State of Delaware on December 1, 1995, under the name of December Corporation.

      3. This Fourth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL.

      4. The text of the Certificate of Incorporation of the Company is hereby amended and restated in its entirety to read as follows:

                                 ARTICLE I.

      The name of the corporation is Sterling Commerce, Inc.

                                 ARTICLE II.

      The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

                                ARTICLE III.

      The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE IV.

      The total number of shares of stock of all classes which the corporation shall have authority to issue is 350,000,000, consisting of 300,000,000 shares of Common Stock having a par value of $.01 per share, and 50,000,000 shares of Preferred Stock having a par value of $.01 per share.

      The Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. The Preferred Stock of each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed by the Board of Directors in the resolution or resolutions providing for the issue of such series of Preferred Stock pursuant to the authority to do so which is hereby expressly vested in the Board of Directors.





      Except as otherwise provided in any resolution or resolutions of the Board of Directors providing for the issue of any particular series of Preferred Stock, the number of shares of stock of any such series so set forth in such resolution or resolutions may be increased or decreased (but not below the number of shares of such series then outstanding) by a resolution or resolutions likewise adopted by the Board of Directors. No approval by class or series vote or otherwise, of the holders of the Preferred Stock or any series thereof shall be required for the issue by the Board of Directors of any other series of Preferred Stock, whether or not in any respect senior to or on a parity with any such outstanding series, provided, however, that the Board of Directors may condition the issue of such additional series of Preferred Stock on the approval, by such proportion as the Board of Directors may specify, of any such outstanding series.

      Except as otherwise provided in any resolution or resolutions of the Board of Directors providing for the issue of any particular series of Preferred Stock, Preferred Stock redeemed or otherwise acquired by the corporation shall assume the status of authorized but unissued Preferred Stock and shall be unclassified as to series and may thereafter, subject to the provisions of this Article IV and to any restrictions contained in any resolution or resolutions of the Board of Directors providing for the issue of any such series of Preferred Stock, be reissued in the same manner as other authorized but unissued Preferred Stock.

      Shares of Common Stock and, subject to the provisions of this Article IV, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors determines and on such terms and for such consideration as may be fixed by the Board of Directors.

      Subject to the provisions of law and the preferences of the Preferred Stock, dividends may be paid on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

      The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the corporation entitled to a vote thereon.

      Except as otherwise specifically required by law or as specifically provided in any resolution or resolutions of the Board of Directors providing for the issue of any particular series of Preferred Stock, the exclusive voting power of the corporation shall be vested in the Common Stock of the corporation. Each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the corporation.

      See attached Certificate of Designation filed December 26, 1996 for terms of Series A Junior Participating Preferred Stock.

                                 ARTICLE V.

      In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, amend or repeal the Bylaws of the corporation. Any bylaw made by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors (except as specified in any such bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Sections 1, 2 and 4 of Article II of the Bylaws, Sections 2, 3 and 4 of Article III of the Bylaws and Article X of the Bylaws may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 75% of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

                                 ARTICLE VI.

      All power of the corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

      For the management of the business and for the conduct of the affairs of the corporation, and in further creation, definition, limitation and regulation of the power of the corporation and of its directors and of its stockholders, it is further provided:

           1. Election of Directors. Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

           2. Number, Election and Term of Directors. Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the corporation shall be fixed from time to time by or pursuant to the Bylaws. The directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1997, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1998, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999, with members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

           3. Stockholder Nomination of a Director. Advance notice of nominations for the election of directors, other than by the Board of Directors or a Committee thereof, shall be given in the manner provided by the Bylaws.

           4. Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, by a sole remaining director, or, if there is no remaining director, by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such directorship was created or the vacancy occurred and until such director's successor has been elected and qualified. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director.

           5. Removal. Subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation in respect of the election of additional directors under specified circumstances, any director may be removed from office by the stockholders only for cause and only in the manner provided in this Section 5. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a director or directors is among the purposes of the meeting, the affirmative vote of the holders of at least 75% of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, may remove such director or directors for cause.

           6. Amendment, Repeal, etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this
      Article VI or any provision hereof.

                                ARTICLE VII.

      The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, to the extent and in the manner now or hereafter prescribed by the laws of the State of Delaware, and additional provisions authorized by such laws as are then in force may be added hereto. All rights conferred upon the directors, officers and stockholders of the corporation herein or in any amendment hereof are granted subject to this reservation.

                                ARTICLE VIII.

      To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article VIII shall not adversely affect any right or protection of a director of the corporation in respect of any breach of fiduciary duty occurring in whole or in part prior to such amendment or repeal.

                                 ARTICLE IX.

      Each person who is or was a director or officer of the corporation, and each such director or officer who is or was serving at the request of the Board of Directors or an officer of the corporation as an employee or agent of the corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether for profit or not for profit (including the heirs, executors, administrators or estate of such person), shall be indemnified by the corporation to the full extent permitted by the General Corporation Law of Delaware or any other applicable law as currently or hereafter in effect. The right of indemnification provided in this Article IX shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation pursuant to any contract approved by the Board of Directors (whether or not the directors approving such contract are or are to be parties to such contract or similar contracts). Without limiting the generality or the effect of the foregoing, the corporation may adopt Bylaws, or enter into one or more agreements with any person, which provide for indemnification greater or otherwise different from that provided in this Article IX or the General Corporation Law of Delaware, and any such agreement approved by the Board of Directors shall be a valid and binding obligation of the corporation regardless of whether one or more members of the Board of Directors, or all members of the Board of Directors, are parties thereto or to similar agreements. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article IX shall not adversely affect any right or protection existing hereunder, or arising out of events occurring or circumstances existing, in whole or in part, prior to such amendment, repeal or adoption and no such amendment, repeal or adoption, shall affect the legality, validity or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal or adoption.

                                 ARTICLE X.

      No action required to be taken, or which may be taken, at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

      Special meetings of stockholders of the corporation may be called only by (i) the Chairman of the Board of the corporation, (ii) the President of the corporation, or (iii) the Secretary of the corporation within 10 calendar days after receipt of the written request of a majority of the total number of directors then in office.

      At any annual meeting or special meeting of stockholders of the corporation, only such business shall be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws.

      Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 75% of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article X or any provision hereof.

      This Fourth Amended and Restated Certificate of Incorporation shall be effective on the date of its filing with the Secretary of State of the State of Delaware.

      EXECUTED effective as of March 4, 1999.


                                   STERLING COMMERCE, INC.


                                   By:  /s/ Albert K. Hoover
                                        Albert K. Hoover
                                        Senior Vice President, General
                                           Counsel and Secretary

 Attest:


 /s/ Dennis P. Byrnes
 Dennis P. Byrnes
 Assistant Secretary









                         CERTIFICATE OF DESIGNATION

                                     of

                       SERIES A JUNIOR PARTICIPATING
                              PREFERRED STOCK

                                     of

                          STERLING COMMERCE, INC.

                      (Pursuant to Section 151 of the
             General Corporation Law of the State of Delaware)


      Sterling Commerce, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Company"), DOES HEREBY CERTIFY:

      That, pursuant to authority vested in the Board of Directors of the Company by its Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company has adopted the following resolution providing for the issuance of a series of Preferred Stock:

      RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (hereinafter called the "Board of Directors" or the "Board") by the Certificate of Incorporation of the Company, a series of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Company be, and it hereby is, created, and that the designation and amount thereof and the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                     ARTICLE I.  Designation and Amount

      The shares of such series will be designated as Series A Junior Participating Preferred Stock (the "Series A Preferred") and the number of shares constituting the Series A Preferred is 1,500,000. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease will reduce the number of shares of Series A Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into shares of Series A Preferred.

                  ARTICLE II.  Dividends and Distributions

                (a) Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior to the shares of Series A Preferred with respect to dividends, the holders of shares of Series A Preferred, in preference to the holders of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, and of any other junior stock, will be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, dividends payable in cash on such dates as are from time to time established for the payment of cash dividends on the Common Stock (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred (the "First Dividend Payment Date"), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, one hundred times the aggregate per share amount of all cash dividends, and one hundred times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the First Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred. In the event that the Company at any time
 (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event under clause (ii) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (b) Dividends will accrue on outstanding shares of Series A Preferred from the Dividend Payment Date next preceding the date of issue of such shares, unless (i) the date of issue of such shares is prior to the record date for the First Dividend Payment Date, in which case dividends on such shares will accrue from the date of the first issuance of a share of Series A Preferred or (ii) the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred entitled to receive a dividend and before such Dividend Payment Date, in either of which events such dividends will accrue from such Dividend Payment Date. Accrued but unpaid dividends will cumulate from the applicable Dividend Payment Date but will not bear interest. Dividends paid on the shares of Series A Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than 60 calendar days prior to the date fixed for the payment thereof.

                         ARTICLE III.  Voting Rights

      The holders of shares of Series A Preferred will have the following voting rights:





                (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred will entitle the holder thereof to one hundred votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the number of votes per share to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event will be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (b) Except as otherwise provided herein, in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights will vote together as one class on all matters submitted to a vote of stockholders of the Company.

                (c) Except as set forth in the Certificate of Incorporation or herein, or as otherwise provided by law, holders of shares of Series A Preferred will have no voting rights.

                      ARTICLE IV.  Certain Restrictions

                (a) Whenever dividends or other distributions payable on the Series A Preferred are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred outstanding have been paid in full, the Company will not:

                          (i)  Declare or pay dividends, or make any
      other distributions, on any shares of stock ranking junior
      (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred;

                          (ii) Declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the shares of Series A Preferred, except dividends paid ratably on the shares of Series A Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                          (iii) Redeem, purchase or otherwise
      acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred; provided,




      however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the shares of Series A Preferred; or

                          (iv) Redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred, or any shares of stock ranking on a parity with the shares of Series A Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, may determine in good faith will result in fair and equitable treatment among the respective series or classes.

                (b) The Company will not permit any majority-owned subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this Article IV purchase or otherwise acquire such shares at such time and in such manner.

                        ARTICLE V.  Reacquired Shares

      Any shares of Series A Preferred purchased or otherwise acquired by the Company in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation of the Company, or in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

             ARTICLE VI.  Liquidation, Dissolution or Winding Up

      Upon any liquidation, dissolution or winding up of the Company, no distribution will be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the shares of Series A Preferred unless, prior thereto, the holders of shares of Series A Preferred have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided, however, that the holders of shares of Series A Preferred will be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred times the aggregate amount to be distributed per share to holders of shares of Common Stock or
 (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the shares of Series A Preferred, except distributions made ratably on the shares of Series A Preferred and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution, or winding up. In the event the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the aggregate amount to which each holder of shares of Series A Preferred would otherwise be entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  ARTICLE VII.  Consolidation, Merger, Etc.

      In the event that the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in each such case, each share of Series A Preferred will at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company at any time (a) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivides the outstanding shares of Common Stock, (c) combines the outstanding shares of Common Stock in a smaller number of shares, or (d) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                          ARTICLE VIII.  Redemption

      The shares of Series A Preferred are not redeemable.

                              ARTICLE IX.  Rank

      The shares of Series A Preferred rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Company's Preferred Stock.

                            ARTICLE X.  Amendment

      Notwithstanding anything contained in the Certificate of Incorporation of the Company to the contrary and in addition to any other vote required by applicable law, the Certificate of Incorporation of the Company may not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred so as to affect them adversely without the affirmative vote of the holders of at least 80% of the outstanding shares of Series A Preferred, voting together as a single series.






      IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company by its Executive Vice President, Chief Financial Officer, General Counsel and Secretary and attested by its Assistant Secretary this 18th day of December, 1996.


                               /s/ Jeanette P. Meier
                               Jeannette P. Meier,
                               Executive Vice President, Chief Financial
                                 Officer, General Counsel and Secretary

 Attest:


 /s/ Dawn Wheeler
 Dawn Wheeler,
 Vice President









                  FIRST AMENDED CERTIFICATE OF DESIGNATION

                                     of

                       SERIES A JUNIOR PARTICIPATING
                              PREFERRED STOCK

                                     of

                          STERLING COMMERCE, INC.

                      (Pursuant to Section 151 of the
             General Corporation Law of the State of Delaware)


      Sterling Commerce, Inc., a Delaware corporation (hereinafter called the "Company"),

      DOES HEREBY CERTIFY:

      1. That, pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by its Certificate of Incorporation and in accordance with the provisions of Section 151 of the Delaware General Corporation Law (the "DGCL"), the Board of Directors of the Company, by resolutions adopted as of December 16, 1996, created a series of Preferred Stock designated as Series A Junior Participating Preferred Stock ("Series A Preferred") and designated 1,500,000 shares of Preferred Stock as Series A Preferred; and

      2. That a Certificate of Designation of Series A Junior Participating Preferred Stock (the "Certificate of Designation") setting forth the number of shares constituting the Series A Preferred, the powers, designations, preferences and relative, participating, optional and other special rights of the shares of Series A Preferred, and the qualifications, limitations or restrictions of the shares of Series A Preferred was filed of record with the Secretary of State of the State of Delaware; and

      3.   That no shares of Series A Preferred have been issued; and

      4. That, pursuant to the authority vested in the Board of Directors of the Company by its Certificate of Incorporation and the DGCL, the Board of Directors, on March 4, 1999, adopted resolutions providing for the amendment of the Certificate of Designation solely to effect an increase in the number of shares of such Series A Preferred from 1,500,000 shares to 3,000,000 shares.





      IN WITNESS WHEREOF, this First Amended Certificate of Designation is executed on behalf of the Company by its Senior Vice President, General Counsel and Secretary and attested by its Assistant Secretary this 4th day of March 1999.

                                    STERLING COMMERCE, INC.


                                    By:  /s/ Albert K. Hoover
                                         Albert K. Hoover
                                         Senior Vice President, General
                                         Counsel and Secretary

 Attest:


 /s/ Dennis P. Byrnes
 Dennis P. Byrnes
 Assistant Secretary
 CORP:3-5-99 cert of increase